UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Bank of America Corporation

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Bank of America Corporation Additional Solicitation Materials 2024 Annual Meeting of Shareholders For more details about the information in these additional solicitation materials, please see our 2024 proxy statement

® What would you like the power to do? At Bank of America, we ask this question every day of all those we serve. It is at the core of how we live our values, deliver our purpose, and achieve Responsible Growth. Eight lines of business Our values Our purpose Responsible Growth Serving the core financial needs of To help make financial lives • Deliver together • We must grow and win in the market — no excuses people, companies and institutional better, through the power of • Act responsibly investors through eight lines of every connection • We must grow with our customer-focused • Realize the power of business strategy our people • Trust the team • We must grow within our risk framework • We must grow in a sustainable manner 2

Executive Summary Bank of America values engagement with our shareholders. Discussions with shareholders over the past year focused on the topics highlighted below and informed our Board’s and committees’ ongoing dialogue regarding corporate governance, executive compensation, and sustainability. 1 Board composition and leadership structure support objective, independent oversight of business strategy and risk framework • Our 13 nominees are highly engaged and possess relevant skills and experiences that are consistent with the Board’s ongoing evaluation of company strategy and Responsible Growth • We maintain an empowered and well-defined Lead Independent Director role and Lionel Nowell, our current Lead Independent Director, plays an active role in stakeholder engagement 2 Long-standing track record of director-led shareholder engagement continues to inform responsive actions • Dialogue with shareholders has led to enhancements in our practices over the years, and in 2023 and early 2024, we continued our proactive shareholder outreach to seek input on executive compensation, corporate governance, human capital, environmental and other sustainability practices Executive compensation program reflects our consistent pay-for-performance philosophy and enhancements to our program and disclosures 3 • In light of our “Say on Pay” vote result in 2023, the Compensation and Human Capital Committee (CHCC) sought investors’ input on areas that contributed to the lower vote result • Shareholders expressed support for our general approach to executive compensation, and we received specific input on two key areas of focus that informed our enhancements 4 Bank of America Corporation Equity Plan (BACEP) aligns with shareholder interests and supports our business and talent strategy • Our Board carefully considers additional share requests in the context of the positive business and employee retention impact of our broad use of Sharing Success awards across the company, which create strong alignment of teammates with shareholders • Aside from the additional shares requested, there are no changes proposed to the plan features, which currently align with best practice from a governance and shareholder perspective 5 We continue to make strides in helping our clients reach their Net Zero ambitions, which is key to our commitment to reach Net Zero greenhouse gas (GHG) emissions in our financing activities, operations, and supply chain before 2050 • Our third Task Force on Climate-Related Finance Disclosures (TCFD) report was released in 2023 and includes new 2030 financing activity targets for two additional sectors, an update on progress made toward our $1.5 trillion sustainable finance activity goal, a new framework to support climate risk management, and other disclosures The Board asks that you vote FOR all management proposals and AGAINST the shareholder proposals at the 2024 Annual Meeting, which are covered in more detail in the following slides and in our proxy statement 3

Focus on Responsible Growth Drives Results

2023 Revenue

$98.6 billion

Adjusted: $100.2 billion[1]

2023 Net Income

$26.5 billion

Adjusted: $29.3 billion[1]

Return on average common shareholders' equity

9.8%

Adjusted: 10.8%[2]

Return on average tangible common shareholders' equity[2]

13.5%

Adjusted: 15.0%[2]

2023 CET1 Ratio

11.8%[3]

2023 book value per share growth

9%

FY23 Revenue by Business Segment[4] ($B)



Global Markets $19.5B
Consumer Banking $42.0B
Global Banking $24.8B
GWIM $21.1B

FY23 Net Income by Business Segment[4] ($B)



Global Markets $4.7B
Consumer Banking $11.6B
Global Banking $10.2B
GWIM $3.9B

We have generated more than $200B in earnings over the past 10 years

Earned >$100B since pandemic

($ in Billions)



$5.5
$15.9
$17.8
$18.2
$28.1
$27.4
$17.9
$32.0
$27.5
$29.3(1)
$2.8
$26.5
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023

Note: Amounts may not total due to rounding.

(1) Represent non-GAAP financial measures. For reconciliations to U.S. GAAP and additional information about the non-GAAP financial measures, see Endnote A on Slide 18.

(2) Represent non-GAAP financial measures. For reconciliations to U.S. GAAP and additional information about the non-GAAP financial measures, see Endnote B on Slide 18.

(3) Common equity tier 1 (CET1) capital ratio of 11.8% remains well above our 10.0% regulatory minimum requirement, effective January 1, 2024, under the Standardized approach.

(4) Business Segment revenue is on a fully taxable-equivalent (FTE) basis.

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Organic Growth Engine Remained Strong in 2023

Consumer Banking

- Added over 600,000 net new checking accounts; 20 consecutive quarters of growth
- Added 4.6 million credit card accounts[1]
- Record 3.8 million consumer investment accounts, with $49 billion net client flows since 4Q22

Global Wealth & Investment Management

- Added record of over 40,000 net new relationships across Merrill and Private Bank, up 47% YoY
- Assets under management flows of $52B since 4Q22
- Opened record ~150,000 bank accounts

Wealth spectrum

- $5.4 trillion total deposits, loans, and investments balances
- $84 billion total wealth management flows in 2023

Global Banking

- Added ~2,500 new clients; more than 2x 2022
- Business Lending revenue up 15% YoY to $10.2B
- $11.4 billion Global Transaction Services revenue, up 10% YoY
- #3 in both U.S. and international investment banking fees for 2023; grew market share 24 bps vs. 2022[2]

Global Markets

- New institutional client relationships up 11% YoY
- Record 4Q and full year sales and trading revenue
- Record annual average loan balances of $130 billion, up 11% YoY
- Zero trading loss days in 2023

(1) Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management.
(2) Source: Dealogic as of December 31, 2023.

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For more information, see pp. 8-24 of our proxy statement Board Composition: 13 Highly Engaged and Diverse Directors Relevant and complementary experience Sharon L. Allen José (Joe) E. Pierre J.P. de Arnold W. Linda P. Monica C. Almeida Weck Donald Hudson Lozano Brian T. Lionel L. Denise L. Clayton S. Rose Michael D. Thomas D. Moynihan Nowell III Ramos White Woods (2) Balanced range of tenure Diverse perspectives 6 5 2 Maria T. Zuber White Black/AA Hispanic■ Women <5 years 5 to 10 years >10 years 4 of 13 5 of 13 (1) Average tenure: 9.0 years are people of color are women (1) As of April 24, 2024. (2) Data is self-identified. 6

For more information, see pp. 26-27 of our proxy statement Board Leadership: our Lead Independent Director Provides Robust Independent Board Leadership and Oversight Empowered and highly-engaged Lead Independent Director Lionel Nowell has been Bank of America’s Lead Independent • Presides over all meetings at which Chair is not present Director since April 2021 Board Leadership • Calls meetings of independent directors • Holds 1:1 meetings with independent directors at least quarterly Lionel L. Nowell III • Assists Board and key committees in promoting corporate Lead Independent Director, governance practices, contributing to the annual performance Board Focus Bank of America Corporation review of the CEO, and participating in CEO succession planning Former Senior Vice President and • Plans, reviews, and approves meeting agendas and meeting Treasurer, PepsiCo, Inc. schedules for the Board Board Meetings • Develops topics of discussion for executive sessions Age: 69 • Serves as liaison between the CEO and the independent directors Director Since: January 2013 Board Culture • Acts as a sounding board and advisor to the CEO, providing support, advice, and feedback from the Board • Promotes efficient and effective performance and functioning In 2022, Lionel was named “Independent Director of the Year” by Corporate Board Performance • Consults with committees on the Board’s annual formal self- Board Member (CBM). During his interview with CBM, Lionel stated, “At Bank evaluation and provides guidance on ongoing development and Development of America, we talk about the term ‘Responsible Growth.’ I think what you’ve • Consults in identification and evaluation of director candidates seen from investors is that while investors used to be solely focused on short- term growth, they now expect that growth to be sustainable. That translates Shareholders and • Plays a leading role in our shareholder engagement process to taking and making decisions that have a more longer-term impact on the • Holds quarterly calls with primary bank regulators other Stakeholders company.” 7

For more information, see pp. 37-38 of our proxy statement

Overview of Shareholder Engagement Efforts Since the 2023 Annual Meeting

Year-Round, Board-Driven Shareholder Engagement Program

Deliberate, assess & prepare → Outreach & engage → Respond → Evaluate

We engage with our investors through ***targeted, active outreach and responsiveness*** *to inbound inquiries. Meetings are led by both our Investor Relations team and our Board through the Corporate Secretary's Office*

Key Themes Discussed During Engagements with Shareholders

Executive Compensation

- *See next slide for more detail on key input the Board and CHCC received from shareholders and how we responded*

Corporate Governance and Sustainability Practices

- Board composition and leadership
- Management and director succession planning
- Board oversight of key areas, including sustainability, risk management, and technology
- Disclosures on human capital and sustainability
- Progress on climate goals and transition plan

We continued our long-standing practice of engagement with shareholders to seek input on key focus areas for our Board and shareholders, with **particular focus on our executive compensation program** in light of the 2023 Say on Pay vote, which differed significantly from our prior history

- **We reached out to 84 shareholders**, representing ~79% of all institutionally held shares
- **We held a total of 72 meetings with 46 shareholders**, representing ~71% of all institutionally held shares

Lionel Nowell, our **Lead Independent Director**, and Monica Lozano, **Chair of the CHCC**, played a leading role in the process and actively participated in a majority of these engagements, representing **~47% of all institutionally held shares**


Outreach
~79%
of institutionally held shares
Engagement
~71%
of institutionally held shares
Independent Director Participation
~47%
of institutionally held shares

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For more information, see pp. 54-55 of our proxy statement Shareholder Input Informing Executive Compensation Actions Most shareholders expressed support for our overall approach to executive compensation and the alignment with Responsible Growth. We received specific input on two key drivers of a lower Say on Pay vote in 2023, which informed compensation decisions and enhancements disclosed in our proxy statement PRIMARY DRIVERS OF 2023 SAY ON PAY RESULT HOW WE RESPONDED ONE-TIME AWARDS • Declared philosophy on the use of one-time awards only in infrequent and exceptional circumstances • Belief that one-time awards should be infrequent, and when used, have clear and transparent rationale • Committed to use performance conditions for vesting in the event future one-time awards are deemed appropriate • Preference for performance-based vesting conditions • Provided detailed rationale for one-time NEO stock award granted in February 2023 (prior to receipt • Interest in better understanding the CHCC’s philosophy for one- of 2023 Say on Pay results) time awards TRANSPARENCY AROUND PAY DECISION PROCESS • Preference for additional insight into how business judgment is • Enhanced disclosure of the CHCC’s step-by-step performance evaluation and pay decision process, used in pay decision process, recognizing the important role including metric-oriented evaluation of performance against a balanced scorecard business judgment plays given the regulatory environment and • Provided new pay rationale highlights for each NEO complexity • Enhanced disclosure of performance results which the CHCC uses to evaluate performance each • Interest in better understanding key performance factors and year metrics driving pay decisions ü Updates to our leading financial institutions peer group to include companies that provide a broader range of competitors in business segments that we operate in The CHCC also discussed a range of perspectives and suggestions ü Disclosing three years of performance year compensation determinations received during our shareholder ü Increased percentage of variable pay delivered in long-term equity-based awards from 60% to 70% for non-CEO NEOs engagement when implementing ü Expanded clawback features by updating our Incentive Compensation Recoupment Policy to meet new SEC and NYSE additional enhancements, including: requirements; equity-based awards to our executive officers are subject to three separate and distinct cancellation and clawback features 9

For more information, see pp. 58-59 of our proxy statement

Performance Evaluation and Pay Decision Process

Each year, the CHCC undertakes a structured and disciplined approach to evaluate NEO performance and determine compensation. In response to shareholder input, we provided enhanced disclosure of the process to more clearly demonstrate the CHCC's robust, metric-oriented evaluation

At the start of each year, goals aligned to the tenets of Responsible Growth are set for each executive officer and progress to meeting those goals is tracked on scorecards

Grow and win in the market	Grow with our customer-focused strategy	Grow within our Risk Framework	Grow in a sustainable manner

CHCC conducts performance assessment

Evaluation of performance against scorecard metrics + Review of metrics on absolute basis + Review of metrics on relative basis against primary peers = Preliminary pay

Once performance assessment is complete, CHCC weighs additional considerations, including:

- Market pay practice and governance
- Scope of role
- Talent and experience
- Prior year compensation

Determination of Performance Year Total Compensation

- Incorporates CHCC business judgment to appropriately respond to complexities of internal and external factors, and regulatory framework in which we operate
- Reflects program features determined by CHCC, including a variable pay mix with majority to be delivered over the long-term and subject to risk management features
- Subject to multi-step review and approval process

2023 Relative Company Performance
(compared to our primary competitors)[1]

$26.5B Net Income	*Ranked #2 on Net Income and third on year-over-year growth*
$98.6B Revenue	*Ranked #2 on Revenue and fourth on year-over-year growth*
4.8% 1-Year TSR	*Outperformed KBW Bank Index 1-year TSR, although ranked #6 of primary competitors*

Added approx. **2MM** active digital banking users | Distributed **$12B** to shareholders | **$2B+** in annual spend with diverse suppliers

2023 CEO compensation reflects strong company performance in delivering Responsible Growth and aligns with shareholder interests

Cash-Settled RSUs	Tracks stock price performance over 1-year vesting period
PRSUs	Must be re-earned based on sustained three-year average performance of key metrics
Time-Based RSUs	Value subject to 4-year stock price performance

~95% VARIABLE / EQUITY FOR 2023

Total compensation, inclusive of base salary and equity-based incentives, of $29.0 million, down 3% compared to 2022

[1] BAC's primary competitors are Citigroup, Goldman Sachs, JPMorgan Chase, Morgan Stanley, and Wells Fargo.

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For more information, see pp. 90-96 of our proxy statement

Bank of America Corporation Equity Plan (BACEP)

Equity-based awards are a fundamental part of how we align compensation with our shareholders' interests, and the BACEP plays a critical role in our pay-for-performance compensation program, and in complying with the regulatory landscape

We are seeking shareholders' approval to amend and restate the BACEP in order to increase the number of shares available, which the Board believes plays an essential role in our broad-based pay-for-performance strategy

BROAD USE OF SHARES ACROSS THE COMPANY THROUGH SHARING SUCCESS AWARDS

- ✓ We believe that granting shares broadly across the company creates strong alignment of teammates with shareholders
- ✓ **Over 90% of employees** throughout the enterprise received stock-based awards in 2023, many through our unique Sharing Success awards program
- ✓ Our broad use of shares results in a 3-year average burn rate of 1.26%; excluding Sharing Success awards our 3-year average burn rate is 1.01%
- ✓ Awards to the CEO and NEOs over the last three years represent only **0.48% and 1.75%, respectively, of total awards** granted across the enterprise
- ✓ Awards to directors are made under the BACEP

Our Sharing Success Compensation Awards

- **Over 60 million shares granted to over 214,000 employees** from 2021-2023 and over 23 million shares will be granted in the first quarter of 2024 through Sharing Success awards
- We have invested over **$4.8 billion in awards** since 2017 in addition to all other compensation provided to employees
- Most Sharing Success awards are in the form of company common stock, providing the opportunity for **our employees to further share in the company's long-term success**

PLAN FEATURES ARE GENERALLY VIEWED AS BEST PRACTICE FROM A GOVERNANCE AND SHAREHOLDER PERSPECTIVE

- ✓ Upon a change in control, **double trigger vesting only and no excise tax gross-ups**
- ✓ Awards are subject to **multiple separate and distinct "clawback" requirements** aligned with our regulatory framework
- ✓ **No repricing and cash buyout** of stock options or SARs permitted without shareholder approval
- ✓ Executive officers have **stock retention requirements** that align their interests with shareholders and require 50% of net after-tax shares received to be retained for one year after retirement for CEO and until retirement for other executive officers
- ✓ **No evergreen provision and no discounting or reloading** stock options
- ✓ Generally minimum three-year annual vesting for time-vested awards; our practice is for time-vested awards to vest over four years, providing additional shareholder alignment and retentive value
- ✓ Prohibits liberal recycling of options/SARS

STOCK REPURCHASE STRATEGY OFFSETS DILUTIVE IMPACT OF STOCK PLAN

- ✓ We **repurchase common shares in an amount at least equal to the value of stock-settled equity awards** as they are recognized into capital, which offsets the dilutive impact of our stock plan
- ✓ Since year-end 2012, Bank of America has reduced the number of common shares outstanding by **over 2.88 billion shares, a reduction of ~26.7%**. During this time, **~798 million restricted shares and units** have been awarded as compensation
- ✓ Repurchased shares are not added back to the Plan share pool

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For more information, see pp. 40-42 of our proxy statement Developments in our Climate Strategy Bank of America has made strides to help our clients reach their Net Zero ambitions by providing sustainable finance solutions and addressing climate risk. Our actions over the past two years build on decades of work to address climate opportunities and risks dating back to our first greenhouse gas emissions disclosures to CDP (formerly Carbon Disclosure Project) in 2003. Highlights of Progress Since 2022 Governance Strategy Risk Management Metrics and Targets In 2022, Sustainable Aviation Fuel (SAF) Established a new Financing Activity Set new 2030 emission reductions Created a standalone Climate Risk accounted for 13% of our corporate and Methodology and Strategy targets related to our financing activities for Framework to address how we identify, commercial jet fuel usage, making important workstream to manage and expedite aviation and cement and measured baseline measure, monitor, and control climate risk and progress toward our 2030 SAF usage decision-making to reaching our Net Zero emissions and emissions intensity detail roles and responsibilities for climate risk goal of 20% goal management across the company Developed a framework to actively manage our Created the Sustainability Transaction 2030 Financing Activity Targets, including Enhanced our risk identification process Quantified and disclosed financing tasking a group of senior leaders within Global to incorporate more granular physical and Forum to review and discuss sustainability activity emissions including targets for Banking to oversee progress transportation risk considerations across all transactions in Global Banking with potential two additional sectors, aviation and cement lines of business and control functions reputational risks to determine and Continued to finance the transition to a low- Provided updates on the progress toward recommend further action Expanded industry risk ratings from carbon economy across our lines of business our other sector-level 2030 Financing three categories to five and revised time Appointed a Corporate Sustainability Activity Targets as well as for our Added resources in Global Corporate and horizon to consider potential climate-related Controller to oversee the controls and operations and supply chain goals risks and mitigation factors through 2030 Investment Banking to deliver sustainability governance around climate reporting expertise to clients Mobilized and deployed $560 billion Created and produced an internal quarterly Incorporated a transition plan index in in sustainable finance activity cumulatively Climate Risk Report that aggregates a Established Business Banking and Global our 2023 TCFD Report, highlighting report since 2021 toward our $1.5 trillion view of climate-related risk metrics Commercial Banking Sustainability team components that follow recommendations sustainable finance activity goal, including of voluntary external transition plan $316 billion toward environment transition Enhanced scenario analysis Continued to refine our approach to addressing frameworks capabilities related to both physical and nature- and biodiversity-related risks and transition risk analysis and tested them opportunities More details can be found in our 2023 TCFD Report 12

For more information, see pp. 40-42 of our proxy statement

Climate Actions: Progress to Date

Bank of America's commitment to reaching Net Zero builds on 20 years of climate leadership. Since 2003, Bank of America has been a leader in environmental reporting, reducing operational impacts, and scaling climate finance

2003
- Began disclosing Scopes 1 and 2 GHG emissions through CDP

2004
- Published first Global Reporting Initiative (GRI) report

2005
- Established first Scopes 1 and 2 emission reduction goal

2007
- Launched first sustainable finance goal — our Environmental Business Initiative — to mobilize $20 billion over 10 years

2010
- Began disclosing Scope 3 emissions
- Launched internal employee program, My Environment®

2011
- Announced first set of comprehensive environmental operations goals

2013
- Assisted in drafting the **Green Bond Principles** and issued our first benchmark corporate green bond

2015
- Announced an additional $125 billion commitment under our Environmental Business Initiative after early achievement of our previous commitment

2016
- Committed to using 100% renewable electricity and reaching carbon neutrality for our operations by 2020

2019
- Achieved renewable electricity and carbon neutrality goals a year early — announced a new 10-year, $300 billion commitment under our Environment Business Initiative

2020
- Released our **first TCFD Report**
- Became founding partner of Rocky Mountain Institute's Center for Climate-Aligned Finance
- Joined the Partnership for Carbon Accounting Financials as a core member
- CEO Brian Moynihan became co-chair of the Sustainable Markets Initiative

2021
- Began disclosing the WEF International Business Council metrics in our Annual Report
- Committed to Net Zero emissions before 2050 for our financing activities, operations and supply chain
- Announced $1.5 trillion by 2030 Sustainable Finance commitment
- Became founding member of the Net-Zero Banking Alliance

2022
- Announced 2030 targets for reducing emissions associated with financing activities related to auto manufacturing, energy and power generation
- Set 2030 **Sustainable Aviation Fuel goals** for sustainable finance mobilization and the company's corporate and commercial jet fuel usage
- Received Terra Carta Seal from SMI
- Released our **second TCFD Report**, in which we disclosed Scope 3 financed emissions and emissions intensity metrics for the auto manufacturing, energy, and power generation sectors

2023
- Released our **third TCFD Report**, in which we set 2030 Financing Activity Targets for the aviation and cement sectors, and disclosed Scope 3 financed emissions and emissions intensity metrics for these sectors

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Our Board Requests your Support For the Following Management Proposals Proposal Our Board’s Perspective Item 1: Election of directors • Our Board regularly reviews and renews its composition through thoughtful evaluation, and continues to enhance its director succession planning and selection process • Our nominees reflect the Board’s commitment to identify, evaluate, and nominate candidates who possess personal qualities, qualifications, skills, diversity of backgrounds, and provide a mix of tenures, that best serve our company and our shareholders Item 2: “Say on Pay” vote • Our compensation philosophy is to pay for performance over the long-term, as well as on an annual basis • Compensation considerations reinforce and promote Responsible Growth and help align executive officer and shareholder interests • Comprehensive evaluation based on multi-faceted performance assessment helps ensure that incentive compensation decisions reflect risk management and pay-for-performance philosophy • Following the 2023 Say on Pay vote, we pursued an expansive shareholder engagement process to seek input on our executive compensation program, which informed compensation decisions and enhancements disclosed in our proxy statement Item 3: Appointment of • Our Audit Committee has appointed PricewaterhouseCoopers LLP (PwC) as our independent registered public accounting firm for 2024 public accounting firm • Our Board is seeking shareholders’ ratification of PwC’s appointment Item 4: Amending and • The BACEP serves a critical role in our pay-for-performance compensation program and in complying with the regulatory landscape in certain restating the Bank of America jurisdictions Corporation Equity Plan • Our Board believes that equity-based awards aid in our ability to attract, retain, and motivate our employees and are the most direct way to (BACEP) align employee interests with those of shareholders • The only proposed change is to increase the number of shares available under the BACEP, which the Board believes is critical to our broad- based pay-for-performance strategy • Key plan features and grant practices remain aligned with shareholder interests and governance best practices • Our stock repurchase strategy offsets the dilutive impact of the stock plan 14

For more information, see pp. 97-109 of our proxy statement Our Board Recommends a Vote Against the Following Shareholder Proposals Bank of America’s Constructive Approach to Shareholder Proposals We encourage shareholders contemplating a shareholder proposal submission to reach out to us beforehand, allowing us to better understand their perspective and objectives, to brief management and the Board on the input we receive, and to share or direct shareholders to information on our existing policies, practices, and initiatives. Of the six shareholder proposals that appear in our 2024 proxy statement, only the shareholder representative Trillium Asset Management contacted us on its proposal prior to submission. When we receive a shareholder proposal, we carefully review and discuss it with internal subject matter experts who have familiarity and insight on the matters raised, and we review the proposal with management and the Board. We also seek engagement with proponents, and we contacted and engaged with each of the proponents of the shareholder proposals set forth below, or their representatives. These proposals fall into two broad categories: • those seeking changes to our corporate governance or executive compensation practices, and • those seeking changes to or reports on how we conduct our business. Among the former, the proposals seek discrete changes that have been repeatedly considered and rejected by our shareholders, that are less favorable to shareholders than our existing practices, or that propose novel and untested concepts. Because of this, we believe these proposals are not in shareholders’ best interests and fail to recognize the robust governance policies and practices already in place at our company. For the proposals seeking changes to or reports on how we conduct our business, we appreciate the issues raised in many of the proposals, and in some cases, have already taken actions to address them, including providing extensive public disclosures on the specific subject matter raised in the proposals. Where we have not already implemented the changes or prepared the reports requested, we consider their usefulness to shareholders, the costs involved, and the potential conflicts of such requests with our existing practices and disclosures. Similarly, we may receive multiple proposals on a common topic, where implementation of all the distinct (and sometimes contradictory) proposals would conflict with our existing initiatives, commitments and reporting processes, or would be redundant, create confusion, and impede the progress we continue to make toward our goals, which would not be a productive use of corporate assets. 15

For more information, see pp. 97-109 of our proxy statement Our Board Recommends a Vote Against the Following Shareholder Proposals Proposal Primary Filers Our Board’s Perspective Item 5: Report on risks of Leonard Crumpler, c/o • We are guided by our core value of respecting every individual and valuing our differences, and we apply that core value to our politicized de-banking Bowyer Research relationships with employees and customers. Our policies and practices are designed to prevent discrimination in employment Requests report on how and in the provision of our products and services. It is not our policy or practice to deny services on the basis of political viewpoint company oversees risks or religious affiliation related to discrimination • Our Board and its committees provide objective, independent oversight of compliance with our policies on non-discrimination, including associated risk management practices • Our shareholders, customers, and communities are well served by our continuous and holistic pursuit of Responsible Growth, including our commitment to non-discrimination and continued engagement and disclosure of our progress on equality, diversity, and inclusion Item 6: Report on lobbying Sada Geuss, c/o • We believe that our public policy engagement and participation in trade associations is appropriate and in the best interests of our alignment with Bank of Trillium Asset company and shareholders and supports many objectives, including our commitment to achieving Net Zero emissions from our America’s climate goals Management operations, supply chain, and financing activities before 2050 Seeks report on how company • Our political activities and public policy engagement are subject to comprehensive governance, including oversight from our is aligning lobbying activities Board’s Corporate Governance, ESG, and Sustainability Committee with public commitment to • We already provide extensive disclosure about our federal lobbying activities, political activities and contributions, and trade achieve net zero emissions by association memberships 2050 Item 7: Disclosure of clean New York City • Third parties, including Bloomberg, have developed methodologies to calculate energy supply finance ratios and similar energy financing ratio Employees’ Retirement information for global banks and disclose these publicly; we engage with Bloomberg in their process Requests annual disclosure System • We are transparent about actions to set targets for financed emissions in support of our commitment to achieving Net Zero GHG of a clean energy supply emissions before 2050 financing ratio • We continue to drive client engagement to assist clients in their transition to Net Zero, including through development of products and services as well as investment in climate solutions 16

For more information, see pp. 97-109 of our proxy statement Our Board Recommends a Vote Against the Following Shareholder Proposals Proposal Primary Filers Our Board’s Perspective Item 8: Right to act by Kenneth Steiner • Our Board believes that all shareholders should have the opportunity to consider and vote on matters that require shareholder written consent approval Requests shareholder right to • Our Bylaws provide shareholders owning 10% of our common shares with the meaningful ability to call a special meeting of act by written consent shareholders, and shareholders owning 3% of our common shares with the ability to nominate a candidate for election • Through our Board-driven, year-round shareholder engagement program, our shareholders have multiple opportunities to provide input to company management and to the Board Item 9: Independent board John Chevedden • Our shareholders have repeatedly affirmed that the Board should retain the flexibility to determine the most effective Board chair leadership structure based on applicable circumstances and needs. The Board regularly evaluates and reviews the Board’s Requests amendment of leadership structure, seeking and considering input from shareholders governing documents to • Our current Board leadership structure and governance practices provide robust and effective independent Board oversight provide that two separate • There is no conclusive evidence demonstrating that an independent Chair ensures superior governance or performance, and Board people hold office of flexibility to determine the optimal leadership structure is the norm at other large companies Chairman and CEO Item 10: Changes to Jing Zhao • Our existing processes and procedures operate effectively to drive Responsible Growth by recognizing and rewarding executive compensation performance with competitive and fair pay for the work done at all levels of the company, making the policy change requested program unnecessary Seeks inclusion of CEO pay • Input received from our shareholders through our comprehensive engagement program directly informs the evaluation and ratio factor in executive evolution of our executive compensation program compensation program • Our Compensation and Human Capital Committee regularly reviews our executive compensation program in the context of our pay-for-performance philosophy and commitment to deliver Responsible Growth. Our executive compensation program effectively aligns executives’ and shareholders’ interest 17

Endnotes A. Adjusted revenue is calculated as revenue of $98.6 billion excluding the net pretax charge of $1.6 billion for the impact of the future cessation of the Bloomberg Short-Term Bank Yield Index (BSBY), resulting in adjusted revenue of $100.2 billion. Adjusted net income is calculated as net income of $26.5 billion excluding the after-tax impacts of the Federal Deposit Insurance Corporation (FDIC) special assessment ($1.6 billion) and BSBY cessation ($1.2 billion) charges, resulting in adjusted net income of $29.3 billion. The company believes the use of non-GAAP financial measures adjusting for the impacts of the FDIC special assessment and BSBY cessation charges provides additional information for evaluating its results of operations and comparing its operational performance between periods by excluding these impacts that may not be reflective of its underlying operating performance. B. Return on average tangible common shareholders' equity measures our net income applicable to common shareholders as a percentage of adjusted average common shareholders' equity. Return on average tangible common shareholders' equity is calculated as net income applicable to common shareholders of $24.9 billion divided by average common shareholders' equity of $255.0 billion, reduced by goodwill of $69.0 billion and intangible assets (excluding mortgage servicing rights) of $2.0 billion, net of related deferred tax liabilities of $0.9 billion. Adjusted return on average common shareholders' equity and adjusted return on average tangible common shareholders’ equity reflect the FDIC special assessment and BSBY cessation charges’ negative impact on return on average common shareholders’ equity and return on average tangible common shareholders’ equity of 109 basis points and 151 basis points, respectively. Management uses these measures to evaluate the company's use of equity and to support overall growth goals and the company believes the use of ratios that utilize tangible equity provides additional useful information because they present measures of those assets that can generate income. Additionally, the company believes the use of non-GAAP financial measures adjusting for the impacts of the FDIC special assessment and BSBY cessation charges provides additional information for evaluating its results of operations and comparisons of these measures between periods by excluding these impacts that may not be reflective of its underlying operating performance. Cautionary information and forward-looking statements These additional solicitation materials contain certain statements regarding Responsible Growth and environmental, social, and governance information and opinions, including metrics, aspirations, targets, goals, commitments, cumulative values and sustainability objectives (collectively, the Sustainability Information). Such statements regarding Sustainability Information may be based on current or historic aspirations, goals, targets, commitments, estimates, assumptions, standards, metrics, methodologies and internal control frameworks, and currently available data, which continue to evolve and develop, and any statements made in connection with Bank of America Corporation’s aspirations, goals, targets or commitments are not guarantees or promises that they will be met. Additionally, certain statements contained in these additional solicitation materials may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Bank of America Corporation’s future financial performance and business and sustainability-related statements regarding our aspirations, goals, targets and commitments, such as our commitment to achieve net zero greenhouse gas emissions before 2050 in our financing activities, operations and supply chain, interim 2030 net zero greenhouse gas emissions targets, including financed emissions targets, and sustainable finance commitments, which may evolve over time. We use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could” to identify forward-looking statements. Forward-looking statements are not based on historical facts, but reflect management’s current expectations, plans or forecasts, are not guarantees of future results or performance, involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and often beyond our control and are inherently uncertain. You should not place undue reliance on any forward-looking statement. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements due to a variety of factors, including global sociodemographic and economic trends, energy prices, technological innovations and advances, climate-related conditions and weather events, legislative and regulatory changes, public policies, engagement with clients, suppliers, investors, government officials, and other stakeholders, our ability to successfully implement sustainability-related initiatives under expected time frames, third-party compliance with our expectations, policies and procedures and other unforeseen events or conditions. Discussion of additional factors, including uncertainties and risks, can be found in Bank of America Corporation’s 2023 Annual Report on Form 10-K and subsequent Securities and Exchange Commission filings. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update or revise any forward-looking statements. References to our 2023 Task Force on Climate-Related Financial Disclosures Report and any website references (including any hyperlinks) throughout these additional solicitation materials are provided for convenience only, and the content of which is not incorporated by reference into these additional solicitation materials. 18